Testing the Waters Materials Related to Series #SANDBOX1

From the Rally App:

#SANDBOX1

SANDBOX ESTATE NFT (SNOOP DOGG & AOKI ADJACENT)

THIS INITIAL OFFERING IS COMING SOON!

To Migrate
SSS

CURRENT VALUE: $105,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#SANDBOX1

SANDBOX ESTATE NFT (SNOOP DOGG & AOKI ADJACENT)

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	21,000
Initial Offering Market Cap.	$105,000
Storage Location	Rally Metamask Institutional Wallet

ASSET SPECIFICATIONS

NFT No. 1	LAND (-16, -118)
NFT No. 2	LAND (-17, -118)
NFT No. 3	LAND (-16, -119)
NFT No. 4	LAND (-17, -119)
NFT No. 5	LAND (-15, -120)
NFT No. 6	LAND (-15, -118)
NFT No. 7	LAND (-15, -119)
NFT No. 8	LAND (-16, -120)
NFT No. 9	LAND (-17, -120)
Proof of Ownership	Ethereum Blockchain
Wallet	0x77E105f1DeeF669B756126f91dAaa4CdA0d906F5

#SANDBOX1 | $105K

SIMILAR ASSET SALES   TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+486.6%
COMPARABLE ASSET VALUE CHANGE SINCE 04/14/2021

119
TRANSACTIONS SINCE 04/14/2021

NOTIFY WHEN ACTIVE

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
The Sandbox (173,119)	4/14/2021	$15083.56 ($1675.95 x9)	OpenSea.io Marketplace
The Sandbox (175,96)	5/12/2021	$15083.57 ($1673.11 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	5/13/2021	$15083.58 ($1367.13 x9)	OpenSea.io Marketplace
The Sandbox (212,158)	5/15/2021	$15083.59 ($1839.92 x9)	OpenSea.io Marketplace
The Sandbox (173,98)	6/13/2021	$15083.60 ($666.397 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	7/10/2021	$15083.61 ($797.934 x9)	OpenSea.io Marketplace
The Sandbox (223,150)	7/21/2021	$15083.62 ($529.517 x9)	OpenSea.io Marketplace
The Sandbox (223,150)	7/23/2021	$15083.63 ($729.709 x9)	OpenSea.io Marketplace
The Sandbox (233,143)	7/23/2021	$15083.64 ($628.535 x9)	OpenSea.io Marketplace
The Sandbox (233,143)	7/23/2021	$15083.65 ($865.959 x9)	OpenSea.io Marketplace
The Sandbox (231,143)	7/24/2021	$15083.66 ($867.821 x9)	OpenSea.io Marketplace
The Sandbox (231,143)	7/24/2021	$15083.67 ($761.963 x9)	OpenSea.io Marketplace

The Sandbox (231,143)	7/24/2021	$15083.68 ($656.317 x9)	OpenSea.io Marketplace
The Sandbox (241,107)	7/26/2021	$15083.69 ($837.761 x9)	OpenSea.io Marketplace
The Sandbox (171,99)	7/28/2021	$15083.70 ($1146.2 x9)	OpenSea.io Marketplace
The Sandbox (180,98)	7/28/2021	$15083.71 ($1146.2 x9)	OpenSea.io Marketplace
The Sandbox (169,104)	8/1/2021	$15083.72 ($1042.08 x9)	OpenSea.io Marketplace
The Sandbox (226,88)	8/6/2021	$15083.73 ($626.406 x9)	OpenSea.io Marketplace
The Sandbox (231,142)	8/7/2021	$15083.74 ($779.957 x9)	OpenSea.io Marketplace
The Sandbox (231,142)	8/7/2021	$15083.75 ($1065.94 x9)	OpenSea.io Marketplace
The Sandbox (241,105)	8/10/2021	$15083.76 ($1103.82 x9)	OpenSea.io Marketplace
The Sandbox (241,107)	8/16/2021	$15083.77 ($1486.07 x9)	OpenSea.io Marketplace
The Sandbox (226,88)	8/18/2021	$15083.78 ($1127.67 x9)	OpenSea.io Marketplace
The Sandbox (241,103)	8/24/2021	$15083.79 ($1291.5 x9)	OpenSea.io Marketplace
The Sandbox (172,121)	8/26/2021	$15083.80 ($1131 x9)	OpenSea.io Marketplace
The Sandbox (175,125)	8/26/2021	$15083.81 ($1615.72 x9)	OpenSea.io Marketplace
The Sandbox (182,100)	8/30/2021	$15083.82 ($1131.68 x9)	OpenSea.io Marketplace
The Sandbox (172,102)	8/31/2021	$15083.83 ($1874.98 x9)	OpenSea.io Marketplace
The Sandbox (182,100)	8/31/2021	$15083.84 ($1613.13 x9)	OpenSea.io Marketplace
The Sandbox (229,148)	9/17/2021	$15083.85 ($840.441 x9)	OpenSea.io Marketplace
The Sandbox (229,148)	9/22/2021	$15083.86 ($1144.76 x9)	OpenSea.io Marketplace
The Sandbox (183,87)	9/28/2021	$15083.87 ($1763.84 x9)	OpenSea.io Marketplace
The Sandbox (184,87)	9/28/2021	$15083.88 ($1763.84 x9)	OpenSea.io Marketplace
The Sandbox (202,154)	10/3/2021	$15083.89 ($1763.84 x9)	OpenSea.io Marketplace
The Sandbox (179,103)	10/9/2021	$15083.90 ($1763.84 x9)	OpenSea.io Marketplace
The Sandbox (216,152)	10/9/2021	$15083.91 ($1618.9 x9)	OpenSea.io Marketplace
The Sandbox (202,154)	10/12/2021	$15083.92 ($2313.05 x9)	OpenSea.io Marketplace
The Sandbox (216,152)	10/18/2021	$15083.93 ($2313.05 x9)	OpenSea.io Marketplace
The Sandbox (233,143)	10/23/2021	$15083.94 ($3430.28 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	10/29/2021	$15083.95 ($3815.68 x9)	OpenSea.io Marketplace
The Sandbox (211,157)	11/1/2021	$15083.96 ($3990.71 x9)	OpenSea.io Marketplace
The Sandbox (241,107)	11/1/2021	$15083.97 ($2144.04 x9)	OpenSea.io Marketplace
The Sandbox (174,104)	11/1/2021	$15083.98 ($4292.04 x9)	OpenSea.io Marketplace
The Sandbox (218,157)	11/2/2021	$15083.99 ($4613.94 x9)	OpenSea.io Marketplace
The Sandbox (190,87)	11/2/2021	$15083.100 ($3219.03 x9)	OpenSea.io Marketplace
The Sandbox (191,88)	11/2/2021	$15083.101 ($4655.34 x9)	OpenSea.io Marketplace
The Sandbox (173,114)	11/3/2021	$15083.102 ($3464.44 x9)	OpenSea.io Marketplace
The Sandbox (180,99)	11/3/2021	$15083.103 ($3464.44 x9)	OpenSea.io Marketplace
The Sandbox (173,114)	11/3/2021	$15083.104 ($4550.62 x9)	OpenSea.io Marketplace
The Sandbox (181,98)	11/3/2021	$15083.105 ($3309.54 x9)	OpenSea.io Marketplace
The Sandbox (181,98)	11/5/2021	$15083.106 ($3286.56 x9)	OpenSea.io Marketplace

The Sandbox (180,99)	11/5/2021	$15083.107 ($3217 x9)	OpenSea.io Marketplace
The Sandbox (190,87)	11/5/2021	$15083.108 ($3585.41 x9)	OpenSea.io Marketplace
The Sandbox (242,125)	11/5/2021	$15083.109 ($6142.51 x9)	OpenSea.io Marketplace
The Sandbox (242,125)	11/7/2021	$15083.110 ($5460.01 x9)	OpenSea.io Marketplace
The Sandbox (241,103)	11/9/2021	$15083.111 ($5005.01 x9)	OpenSea.io Marketplace
The Sandbox (202,154)	11/11/2021	$15083.112 ($6337.94 x9)	OpenSea.io Marketplace
The Sandbox (174,106)	11/11/2021	$15083.113 ($5778 x9)	OpenSea.io Marketplace
The Sandbox (174,106)	11/11/2021	$15083.114 ($5857.65 x9)	OpenSea.io Marketplace
The Sandbox (240,124)	11/12/2021	$15083.115 ($4177.37 x9)	OpenSea.io Marketplace
The Sandbox (240,124)	11/13/2021	$15083.116 ($6962.29 x9)	OpenSea.io Marketplace
The Sandbox (234,106)	11/13/2021	$15083.117 ($4354.2 x9)	OpenSea.io Marketplace
The Sandbox (235,106)	11/13/2021	$15083.118 ($7788.36 x9)	OpenSea.io Marketplace
The Sandbox (234,106)	11/14/2021	$15083.119 ($4685.1 x9)	OpenSea.io Marketplace
The Sandbox (173,104)	11/14/2021	$15083.120 ($6324.89 x9)	OpenSea.io Marketplace
The Sandbox (235,106)	11/14/2021	$15083.121 ($9053 x9)	OpenSea.io Marketplace
The Sandbox (169,104)	11/15/2021	$15083.122 ($7933.04 x9)	OpenSea.io Marketplace
The Sandbox (242,125)	11/15/2021	$15083.123 ($7699.72 x9)	OpenSea.io Marketplace
The Sandbox (171,119)	11/15/2021	$15083.124 ($7444.71 x9)	OpenSea.io Marketplace
The Sandbox (182,88)	11/15/2021	$15083.125 ($4839.06 x9)	OpenSea.io Marketplace
The Sandbox (242,125)	11/15/2021	$15083.126 ($5118.24 x9)	OpenSea.io Marketplace
The Sandbox (182,88)	11/16/2021	$15083.127 ($7660.5 x9)	OpenSea.io Marketplace
The Sandbox (171,119)	11/16/2021	$15083.128 ($8142.65 x9)	OpenSea.io Marketplace
The Sandbox (222,86)	11/16/2021	$15083.129 ($6700.65 x9)	OpenSea.io Marketplace
The Sandbox (167,111)	11/17/2021	$15083.130 ($9002.4 x9)	OpenSea.io Marketplace
The Sandbox (222,86)	11/17/2021	$15083.131 ($9166.42 x9)	OpenSea.io Marketplace
The Sandbox (170,103)	11/18/2021	$15083.132 ($9831.11 x9)	OpenSea.io Marketplace
The Sandbox (222,152)	11/18/2021	$15083.133 ($11481.1 x9)	OpenSea.io Marketplace
The Sandbox (231,143)	11/18/2021	$15083.134 ($10757 x9)	OpenSea.io Marketplace
The Sandbox (231,143)	11/18/2021	$15083.135 ($6712.37 x9)	OpenSea.io Marketplace
The Sandbox (241,125)	11/18/2021	$15083.136 ($7357.79 x9)	OpenSea.io Marketplace
The Sandbox (222,152)	11/18/2021	$15083.137 ($9175.2 x9)	OpenSea.io Marketplace
The Sandbox (211,157)	11/18/2021	$15083.138 ($7529.9 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	11/19/2021	$15083.139 ($7030.78 x9)	OpenSea.io Marketplace
The Sandbox (238,131)	11/19/2021	$15083.140 ($10498.8 x9)	OpenSea.io Marketplace
The Sandbox (211,157)	11/19/2021	$15083.141 ($15975.3 x9)	OpenSea.io Marketplace
The Sandbox (241,125)	11/19/2021	$15083.142 ($12684.9 x9)	OpenSea.io Marketplace
The Sandbox (168,117)	11/19/2021	$15083.143 ($8806.43 x9)	OpenSea.io Marketplace
The Sandbox (238,131)	11/19/2021	$15083.144 ($9744.98 x9)	OpenSea.io Marketplace
The Sandbox (168,117)	11/20/2021	$15083.145 ($10184.3 x9)	OpenSea.io Marketplace

The Sandbox (235,94)	11/20/2021	$15083.146 ($7987.69 x9)	OpenSea.io Marketplace
The Sandbox (168,116)	11/20/2021	$15083.147 ($10255.8 x9)	OpenSea.io Marketplace
The Sandbox (235,94)	11/20/2021	$15083.148 ($12324.2 x9)	OpenSea.io Marketplace
The Sandbox (168,116)	11/21/2021	$15083.149 ($8643.84 x9)	OpenSea.io Marketplace
The Sandbox (241,125)	11/21/2021	$15083.150 ($13314.2 x9)	OpenSea.io Marketplace
The Sandbox (184,98)	11/21/2021	$15083.151 ($15623.9 x9)	OpenSea.io Marketplace
The Sandbox (241,125)	11/21/2021	$15083.152 ($9852.78 x9)	OpenSea.io Marketplace
The Sandbox (183,99)	11/22/2021	$15083.153 ($12820 x9)	OpenSea.io Marketplace
The Sandbox (175,120)	11/22/2021	$15083.154 ($13308.5 x9)	OpenSea.io Marketplace
The Sandbox (240,125)	11/22/2021	$15083.155 ($12482.9 x9)	OpenSea.io Marketplace
The Sandbox (240,125)	11/22/2021	$15083.156 ($13055 x9)	OpenSea.io Marketplace
The Sandbox (211,157)	11/23/2021	$15083.157 ($11057.5 x9)	OpenSea.io Marketplace
The Sandbox (168,118)	11/23/2021	$15083.158 ($13951.5 x9)	OpenSea.io Marketplace
The Sandbox (221,89)	11/23/2021	$15083.159 ($12262.1 x9)	OpenSea.io Marketplace
The Sandbox (221,89)	11/23/2021	$15083.160 ($10441.7 x9)	OpenSea.io Marketplace
The Sandbox (174,102)	11/24/2021	$15083.161 ($12272.4 x9)	OpenSea.io Marketplace
The Sandbox (168,118)	11/24/2021	$15083.162 ($14353.7 x9)	OpenSea.io Marketplace
The Sandbox (175,96)	11/25/2021	$15083.163 ($10401.8 x9)	OpenSea.io Marketplace
The Sandbox (169,120)	11/25/2021	$15083.164 ($15243.9 x9)	OpenSea.io Marketplace
The Sandbox (173,104)	11/26/2021	$15083.165 ($12910.7 x9)	OpenSea.io Marketplace
The Sandbox (169,120)	11/26/2021	$15083.166 ($29672.5 x9)	OpenSea.io Marketplace
The Sandbox (171,133)	11/26/2021	$15083.167 ($16708.6 x9)	OpenSea.io Marketplace
The Sandbox (169,120)	11/26/2021	$15083.168 ($15805.4 x9)	OpenSea.io Marketplace
The Sandbox (171,133)	11/27/2021	$15083.169 ($16582 x9)	OpenSea.io Marketplace
The Sandbox (173,104)	11/27/2021	$15083.170 ($15173.2 x9)	OpenSea.io Marketplace
The Sandbox (174,107)	11/28/2021	$15083.171 ($19227 x9)	OpenSea.io Marketplace
The Sandbox (174,107)	11/29/2021	$15083.172 ($17070 x9)	OpenSea.io Marketplace
The Sandbox (172,115)	11/29/2021	$15083.173 ($15274.4 x9)	OpenSea.io Marketplace
The Sandbox (234,106)	11/30/2021	$15083.174 ($12055.1 x9)	OpenSea.io Marketplace
The Sandbox (172,115)	11/30/2021	$15083.175 ($17117.4 x9)	OpenSea.io Marketplace
The Sandbox (190,87)	11/30/2021	$15083.176 ($15307 x9)	OpenSea.io Marketplace
The Sandbox (230,148)	12/1/2021	$15083.177 ($13333.5 x9)	OpenSea.io Marketplace
The Sandbox (211,157)	12/1/2021	$15083.178 ($16222.5 x9)	OpenSea.io Marketplace
The Sandbox (190,87)	12/2/2021	$15083.179 ($14043.2 x9)	OpenSea.io Marketplace
The Sandbox (175,114)	12/6/2021	$15083.180 ($20867 x9)	OpenSea.io Marketplace
The Sandbox (175,114)	12/6/2021	$15083.181 ($11913.4 x9)	OpenSea.io Marketplace
The Sandbox (175,114)	12/7/2021	$15083.182 ($12108.6 x9)	OpenSea.io Marketplace
The Sandbox (221,87)	12/8/2021	$15083.183 ($13351.4 x9)	OpenSea.io Marketplace
The Sandbox (221,87)	12/8/2021	$15083.184 ($13477 x9)	OpenSea.io Marketplace

The Sandbox (170,104)	12/14/2021	$15083.185 ($12026.4 x9)	OpenSea.io Marketplace
The Sandbox (221,87)	12/14/2021	$15083.186 ($11379.8 x9)	OpenSea.io Marketplace
The Sandbox (242,125)	12/14/2021	$15083.187 ($12483.5 x9)	OpenSea.io Marketplace
The Sandbox (244,127)	12/15/2021	$15083.188 ($11310.8 x9)	OpenSea.io Marketplace
The Sandbox (182,100)	12/17/2021	$15083.189 ($15093.7 x9)	OpenSea.io Marketplace
The Sandbox (231,144)	12/18/2021	$15083.190 ($19290.8 x9)	OpenSea.io Marketplace
The Sandbox (231,144)	12/19/2021	$15083.191 ($19460.6 x9)	OpenSea.io Marketplace
The Sandbox (202,154)	12/20/2021	$15083.192 ($10533 x9)	OpenSea.io Marketplace
The Sandbox (202,154)	12/20/2021	$15083.193 ($13049.5 x9)	OpenSea.io Marketplace
The Sandbox (230,140)	12/20/2021	$15083.194 ($12533 x9)	OpenSea.io Marketplace
The Sandbox (230,140)	12/21/2021	$15083.195 ($10262.1 x9)	OpenSea.io Marketplace
The Sandbox (171,119)	12/21/2021	$15083.196 ($10254.2 x9)	OpenSea.io Marketplace
The Sandbox (194,87)	12/21/2021	$15083.197 ($12167.4 x9)	OpenSea.io Marketplace
The Sandbox (171,119)	12/21/2021	$15083.198 ($11713.1 x9)	OpenSea.io Marketplace
The Sandbox (233,101)	12/23/2021	$15083.199 ($9915.7 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	12/29/2021	$15083.200 ($12957.5 x9)	OpenSea.io Marketplace
The Sandbox (242,123)	12/30/2021	$15083.201 ($23955.5 x9)	OpenSea.io Marketplace
The Sandbox (242,123)	12/31/2021	$15083.202 ($20940.4 x9)	OpenSea.io Marketplace
The Sandbox (235,94)	1/1/2022	$15083.203 ($11662 x9)	OpenSea.io Marketplace
The Sandbox (220,88)	1/2/2022	$15083.204 ($18574.7 x9)	OpenSea.io Marketplace
The Sandbox (173,101)	1/2/2022	$15083.205 ($22118.4 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	1/2/2022	$15083.206 ($10660.4 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	1/3/2022	$15083.207 ($22681 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	1/3/2022	$15083.208 ($14062.7 x9)	OpenSea.io Marketplace
The Sandbox (241,105)	1/6/2022	$15083.209 ($11203.1 x9)	OpenSea.io Marketplace
The Sandbox (181,98)	1/8/2022	$15083.210 ($18716.7 x9)	OpenSea.io Marketplace
The Sandbox (171,99)	1/8/2022	$15083.211 ($13871.9 x9)	OpenSea.io Marketplace
The Sandbox (180,98)	1/8/2022	$15083.212 ($10245.7 x9)	OpenSea.io Marketplace
The Sandbox (180,98)	1/9/2022	$15083.213 ($11846.6 x9)	OpenSea.io Marketplace
The Sandbox (171,99)	1/9/2022	$15083.214 ($10117.6 x9)	OpenSea.io Marketplace
The Sandbox (238,127)	1/10/2022	$15083.215 ($13024.3 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	1/13/2022	$15083.216 ($13954.6 x9)	OpenSea.io Marketplace
The Sandbox (219,150)	1/13/2022	$15083.217 ($8934.21 x9)	OpenSea.io Marketplace
The Sandbox (191,88)	1/13/2022	$15083.218 ($12160.9 x9)	OpenSea.io Marketplace
The Sandbox (221,150)	1/13/2022	$15083.219 ($13410.8 x9)	OpenSea.io Marketplace
The Sandbox (219,150)	1/13/2022	$15083.220 ($10877.2 x9)	OpenSea.io Marketplace
The Sandbox (221,151)	1/13/2022	$15083.221 ($10846.8 x9)	OpenSea.io Marketplace
The Sandbox (191,88)	1/13/2022	$15083.222 ($10593.5 x9)	OpenSea.io Marketplace
The Sandbox (238,127)	1/14/2022	$15083.223 ($9566.59 x9)	OpenSea.io Marketplace

The Sandbox (172,115)	1/17/2022	$15083.224 ($25335.2 x9)	OpenSea.io Marketplace
The Sandbox (172,115)	1/17/2022	$15083.225 ($18075 x9)	OpenSea.io Marketplace
The Sandbox (180,96)	1/18/2022	$15083.226 ($12384.7 x9)	OpenSea.io Marketplace
The Sandbox (172,115)	1/21/2022	$15083.227 ($9464.75 x9)	OpenSea.io Marketplace
The Sandbox (233,145)	1/24/2022	$15083.228 ($13027.7 x9)	OpenSea.io Marketplace
The Sandbox (180,96)	1/25/2022	$15083.229 ($13570.1 x9)	OpenSea.io Marketplace
The Sandbox (171,119)	1/26/2022	$15083.230 ($8755.5 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	1/26/2022	$15083.231 ($13463 x9)	OpenSea.io Marketplace
The Sandbox (173,115)	1/28/2022	$15083.232 ($10551.1 x9)	OpenSea.io Marketplace
The Sandbox (181,98)	1/29/2022	$15083.233 ($11093.4 x9)	OpenSea.io Marketplace
The Sandbox (170,103)	1/29/2022	$15083.234 ($8827.42 x9)	OpenSea.io Marketplace
The Sandbox (240,125)	1/30/2022	$15083.235 ($9056.44 x9)	OpenSea.io Marketplace
The Sandbox (169,104)	1/31/2022	$15083.236 ($9413.59 x9)	OpenSea.io Marketplace
The Sandbox (172,98)	2/1/2022	$15083.237 ($12236.9 x9)	OpenSea.io Marketplace
The Sandbox (226,88)	2/2/2022	$15083.238 ($9454.08 x9)	OpenSea.io Marketplace
The Sandbox (241,105)	2/4/2022	$15083.239 ($9197.13 x9)	OpenSea.io Marketplace
The Sandbox (226,88)	2/4/2022	$15083.240 ($11161.7 x9)	OpenSea.io Marketplace
The Sandbox (172,98)	2/4/2022	$15083.241 ($10535.6 x9)	OpenSea.io Marketplace
The Sandbox (184,98)	2/6/2022	$15083.242 ($8804.61 x9)	OpenSea.io Marketplace
The Sandbox (191,85)	2/6/2022	$15083.243 ($13202.9 x9)	OpenSea.io Marketplace
The Sandbox (190,86)	2/7/2022	$15083.244 ($16602.7 x9)	OpenSea.io Marketplace
The Sandbox (226,88)	2/11/2022	$15083.245 ($12074.6 x9)	OpenSea.io Marketplace
The Sandbox (172,121)	2/12/2022	$15083.246 ($12251.2 x9)	OpenSea.io Marketplace
The Sandbox (233,145)	2/12/2022	$15083.247 ($11711.2 x9)	OpenSea.io Marketplace
The Sandbox (172,98)	2/14/2022	$15083.248 ($11282.6 x9)	OpenSea.io Marketplace
The Sandbox (174,118)	2/14/2022	$15083.249 ($11692.9 x9)	OpenSea.io Marketplace
The Sandbox (221,150)	2/15/2022	$15083.250 ($10545.7 x9)	OpenSea.io Marketplace
The Sandbox (221,150)	2/15/2022	$15083.251 ($13521.6 x9)	OpenSea.io Marketplace
The Sandbox (221,151)	2/15/2022	$15083.252 ($11742.5 x9)	OpenSea.io Marketplace
The Sandbox (233,145)	2/16/2022	$15083.253 ($9511.49 x9)	OpenSea.io Marketplace
The Sandbox (244,127)	2/16/2022	$15083.254 ($9534.9 x9)	OpenSea.io Marketplace
The Sandbox (244,127)	2/16/2022	$15083.255 ($15832.9 x9)	OpenSea.io Marketplace
The Sandbox (218,157)	2/17/2022	$15083.256 ($12685.4 x9)	OpenSea.io Marketplace
The Sandbox (221,151)	2/18/2022	$15083.257 ($10300.9 x9)	OpenSea.io Marketplace
The Sandbox (221,150)	2/18/2022	$15083.258 ($11701.1 x9)	OpenSea.io Marketplace
The Sandbox (244,127)	2/18/2022	$15083.259 ($15992.9 x9)	OpenSea.io Marketplace
The Sandbox (218,157)	2/19/2022	$15083.260 ($14062.2 x9)	OpenSea.io Marketplace
The Sandbox (173,114)	2/19/2022	$15083.261 ($15992.9 x9)	OpenSea.io Marketplace
The Sandbox (194,87)	2/20/2022	$15083.262 ($12286.1 x9)	OpenSea.io Marketplace

The Sandbox (189,85)	2/22/2022	$15083.263 ($8455.09 x9)	OpenSea.io Marketplace
The Sandbox (188,85)	2/22/2022	$15083.264 ($11075.8 x9)	OpenSea.io Marketplace
The Sandbox (173,114)	2/23/2022	$15083.265 ($9010.79 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	2/24/2022	$15083.266 ($9010.79 x9)	OpenSea.io Marketplace
The Sandbox (229,148)	2/25/2022	$15083.267 ($11845.8 x9)	OpenSea.io Marketplace
The Sandbox (194,87)	2/26/2022	$15083.268 ($9807.96 x9)	OpenSea.io Marketplace
The Sandbox (218,157)	3/1/2022	$15083.269 ($12219 x9)	OpenSea.io Marketplace
The Sandbox (220,88)	3/1/2022	$15083.270 ($13859.4 x9)	OpenSea.io Marketplace
The Sandbox (169,104)	3/1/2022	$15083.271 ($9114 x9)	OpenSea.io Marketplace
The Sandbox (220,88)	3/1/2022	$15083.272 ($10363 x9)	OpenSea.io Marketplace
The Sandbox (192,83)	3/3/2022	$15083.273 ($9458.51 x9)	OpenSea.io Marketplace
The Sandbox (205,85)	3/3/2022	$15083.274 ($19442.5 x9)	OpenSea.io Marketplace
The Sandbox (203,87)	3/3/2022	$15083.275 ($8845.18 x9)	OpenSea.io Marketplace
The Sandbox (199,87)	3/3/2022	$15083.276 ($8647.3 x9)	OpenSea.io Marketplace
The Sandbox (214,86)	3/3/2022	$15083.277 ($9568.74 x9)	OpenSea.io Marketplace
The Sandbox (205,87)	3/3/2022	$15083.278 ($8826.87 x9)	OpenSea.io Marketplace
The Sandbox (174,104)	3/3/2022	$15083.279 ($8531.53 x9)	OpenSea.io Marketplace
The Sandbox (186,89)	3/4/2022	$15083.280 ($8180.68 x9)	OpenSea.io Marketplace
The Sandbox (218,83)	3/4/2022	$15083.281 ($8564.61 x9)	OpenSea.io Marketplace
The Sandbox (201,87)	3/5/2022	$15083.282 ($9134.83 x9)	OpenSea.io Marketplace
The Sandbox (210,85)	3/5/2022	$15083.283 ($8476.67 x9)	OpenSea.io Marketplace
The Sandbox (216,82)	3/5/2022	$15083.284 ($8106.9 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	3/6/2022	$15083.285 ($8117.38 x9)	OpenSea.io Marketplace
The Sandbox (202,86)	3/6/2022	$15083.286 ($8038.8 x9)	OpenSea.io Marketplace
The Sandbox (206,82)	3/6/2022	$15083.287 ($8112.86 x9)	OpenSea.io Marketplace
The Sandbox (203,155)	3/7/2022	$15083.288 ($7979.43 x9)	OpenSea.io Marketplace
The Sandbox (229,138)	3/7/2022	$15083.289 ($10674.8 x9)	OpenSea.io Marketplace
The Sandbox (231,143)	3/7/2022	$15083.290 ($7675.07 x9)	OpenSea.io Marketplace
The Sandbox (191,85)	3/7/2022	$15083.291 ($8186.75 x9)	OpenSea.io Marketplace
The Sandbox (203,88)	3/8/2022	$15083.292 ($19878.4 x9)	OpenSea.io Marketplace
The Sandbox (212,86)	3/9/2022	$15083.293 ($7393.66 x9)	OpenSea.io Marketplace
The Sandbox (229,138)	3/10/2022	$15083.294 ($7458.49 x9)	OpenSea.io Marketplace
The Sandbox (181,98)	3/10/2022	$15083.295 ($7420.68 x9)	OpenSea.io Marketplace

WEEDBITS

#SANDBOX1 | *Visuals*

The Sandbox franchise began as a 2D video game that was first released in 2012.

LAUNCH GALLERY ›

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES THE SANDBOX ESTATE NFT BUNDLE

Investment Overview

•Upon completion of the Series #SANDBOX1 Offering, Series #SANDBOX1 will purchase a The Sandbox ESTATE with a bundle of 9 LAND NFTs for Series #SANDBOX1 (The “Series The Sandbox ESTATE NFT Bundle” or the “Underlying Asset” with respect to Series #SANDBOX1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to a Medium article written by the developers behind The Sandbox: “The Sandbox is a virtual world where players can build, own, and monetize their gaming experiences in the Ethereum blockchain.”

•The Underlying Asset is a The Sandbox ESTATE with a Bundle of 9 LAND NFTs.

Asset Description

Overview & Authentication

•Founded in 2011, indie game publisher Pixowl had some success with mobile games, specifically “builder” themed mobile games featuring IPs such as Snoopy and Goosebumps. The company launched their own builder game franchise, The Sandbox, in 2012. This franchise has since gone on to incorporate the blockchain and NFT infrastructure in its latest voxel-based iteration.

•There are four types of users on The Sandbox platform: players, creators, curators, and land owners. The token-types these users have access to are described by The Sandbox developers as follows: “SAND: the ERC-20 token used within The Sandbox as the basis for all of the ecosystem's transactions and interactions; LAND: a digital piece of real estate in The Sandbox metaverse. Players buy LAND in order to populate it with games, assets and interactive experiences. Each LAND is a unique (non-fungible) token lying on the public Ethereum blockchain (ERC-721); ASSETS: a token created by players who build/assemble user generated content (UGC). ASSETS utilize the ERC-1155 standard and can be traded on the marketplace, with their main utility being to serve as creation elements in The Sandbox Game Maker.”

•According to The Sandbox official documentation: “An ESTATE is a group of 1x1 LANDs that have been merged together into a larger parcel. Typically, ESTATEs come in sizes of 3x3, 6x6, 12x12 and 24x24. ESTATEs can either be bought readily-assembled. Or they can be created by merging 1x1 LANDs that are adjacent to each other.”

•According to The Sandbox Documentation, "Premium LANDs are surrounding major partners or social hubs. This means that the LANDs surrounding that area will experience higher traffic from players, due to players joining the metaverse through these social hubs via portals and then branching outwards to explore the nearby LANDs."

•According to The Sandbox Documentation, “Another benefit of having more traffic is that more players will see any advertisements that have been placed on billboards on premium LANDs. Potentially netting the premium LAND owner a small trickle of income from renting out billboard space on their LANDs to others or directing visitors to their own online store, and so forth.”

•The first public LAND sale took place on February 11, 2021, in partnership with CoinMarketCap. Nine ESTATES and 1,200 Premium LANDS were made available during this wave.  There are 166, 464 LANDS in total. 123,840 LANDS (74%) are being sold across 5 different sales. 25,920 (16%) are held in a reserve and distributed to partners, creators, and gamers, and 16,704 LANDS (10%) are held by The Sandbox and used to hold special events.

•The first Public LAND sale of 1,200 Premium LANDS sold out in 20 minutes to 330 unique LAND owners.

•The second Public LAND Sale (Wave 2) launched on February 25, 2022, and all 1,024 regular LANDS offered sold in 60 seconds.

•According to The Sandbox website: “The Sandbox was founded by Arthur Madrid, who is the company's CEO, and Sébastien Borget, who is the COO.”

•On February 16, 2022, Snoop Dogg tweeted: “Tha Doggies. On Tha Sandbox.”

•The Smurfs, Atari, Snoop Dogg, The Walking Dead, and Adidas have all partnered with The Sandbox as of December 2021 according to StealthOptional.com: “The Smurfs are the iconic blue creatures with white hair that we all love. Now, all the lovable blue Smurfs characters and their Smurf Village world can be found in the Sandbox Metaverse; The Sandbox metaverse is bringing some of [Atari’s] best-loved games, such as Pong®, Roller Coaster Tycoon®, Centipede®, Super Breakout®, Asteroids® to life in the Sandbox Metaverse; Legendary rapper, actor, songwriter, and entertainer Snoop Dogg has made his way to the Sandbox Metaverse. He owns a mansion in the metaverse where he would perform live concerts and interact with his fans; The Walking Dead is one of the most popular TV series around, and it’s available in the Sandbox Metaverse now; Recently, Adidas has joined the Sandbox Metaverse as the latest partner in their gaming universe.”

•The Sandbox announced a partnership with Ubisoft on February 8, 2022. The partnership aims to have Ubisoft curate their own ESTATE, specifically with the IP of the Rabbids video game franchise.

•On March 8, 2022, it was announced that The World of Women NFT project has partnered with The Sandbox, which granted $25 million to “lead and support women into NFTs & the metaverse.” World of Women wrote: “We are thrilled to be teaming up with The Sandbox. With this grant, we are going to establish our mission in the metaverse, by leading and supporting women in this new space. We will start by voxelizing all 10,000 WoW so that our entire community can join us there. Then, we’ll achieve our mission through numerous actions; such as the opening of the WoW Museum, which will be a symbol of representation and diversity in the metaverse. We have great projects ahead, and are looking forward to achieving them with our community in The Sandbox,” said Yam Karkai, Co-founder & Artist of World of Women.

•As of March 8, 2022, The Sandbox is the 6th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to News.Bitcoin.com, Snoop Dogg first announced his acquisition of “land in the blockchain-based virtual metaverse The Sandbox” in September of 2021. On December 2, 2021, The Sandbox held a “Snoopverse Land Sale,” which allowed participants to purchase land adjacent to the famous hip hop star’s virtual estate.” Snoop Dogg owns a large piece of digital (NFT) real estate within The Sandbox. The “Snoopverse” is a 12X12, 144 LAND parcel area at location coordinates 0, -84.

•Snoop Dogg announced via twitter that he is the famed, anonymous NFT collector known as Cosmo Medici in September of 2021. While this continues to be unverified, being actively investigated by new outlets like Slate, Cosmo Medici does own LAND directly adjacent to Snoop Dogg within a 3X3, 9 LAND parcel area with the coordinates 12, -84.

•On December 16, 2021, Steve Aoki initiated a partnership with The Sandbox in which users could purchase land next to Aoki’s plot, known within The Sandbox as, ‘Aoki’s Playhouse’. The DJ Tweeted information about this sale to his 8.2M followers. Aoki’s Playhouse exists in The Sandbox within a 6X6, 36 LAND parcel area with location coordinates -6, -90.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a The Sandbox ESTATE NFT Bundle.

•The Underlying Asset has the following nine LAND NFTs: LAND (-16, -118); LAND (-17, -118); LAND (-16, -119); LAND (-17, -119); LAND (-15, -120); LAND (-15, -118); LAND (-15, -119); LAND (-16, -120); LAND (-17, -120).

•The Underlying Asset was minted on January 30, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Sandbox and proof of ownership stored on the Ethereum blockchain.

Details

Series The Sandbox ESTATE NFT Bundle
Creator	Pixowl
NFT Collection	The Sandbox ESTATE Bundle
Total NFTs	9
NFT No. 1	LAND (-16, -118)
NFT No. 2	LAND (-17, -118)
NFT No. 3	LAND (-16, -119)
NFT No. 4	LAND (-17, -119)
NFT No. 5	LAND (-15, -120)
NFT No. 6	LAND (-15, -118)
NFT No. 7	LAND (-15, -119)
NFT No. 8	LAND (-16, -120)
NFT No. 9	LAND (-17, -120)
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Sandbox ESTATE NFT Bundle going forward.